January 19, 2011

Provectus Pharmaceuticals, Inc.
7327 Oak Ridge Highway, Suite A
Knoxville, Tennessee 37931

Re: Registration of Securities by Provectus Pharmaceuticals, Inc. (the "Company")

Ladies and Gentlemen:

We have acted as counsel for Provectus Pharmaceuticals, Inc., a Nevada corporation (the"Company"), in connection with the Company's filing of its Registration Statement on Form S-3 (FileNo. 333-167906) (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of common stock of the Company and warrants to purchase common stock of the Company, in each case pursuant to a Prospectus Supplement dated January 13, 2010 to the Prospectus dated July 12, 2010 (together, the "Prospectus"), relating to the issuance by the Company under the Registration Statement of up to a total of 12,981,829 shares (the "Shares") of the Company’s common stock, par value $.001 per share (the "Common Stock"), which includes 5,454,550 shares of Common Stock and warrants (the "Warrants") to purchase 7,527,279 shares of the Company's Common Stock (the "Warrant Shares") and the sale thereof pursuant to the Securities Purchase Agreement dated as of January 13, 2011 by and between the Company and the Buyers set forth on the signature page affixed thereto (the "Securities Purchase Agreement").

We have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that (i) the Shares have been duly authorized and, upon issuance, delivery and payment therefor pursuant to the terms of the Securities Purchases Agreement, will be validly issued, fully paid,

                ALABAMA                        GEORGIA                          LOUISIANA                           MISSISSIPPI                                  TENNESSEE                                     WASHINGTON, D.C.

January 19, 2011

and nonassessable; (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold pursuant to the terms of the Securities Purchase Agreement and the Warrants, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application relating to or affecting creditors’ rights, and by general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) if, as, and when the Warrant Shares are issued and delivered by the Company in accordance with the terms of each Warrant and the Company's Certificate of Incorporation, including, without limitation, the payment in full of applicable consideration, the Warrant Shares will be validly issued, fully paid, and nonassessable.

The opinions set forth above are limited to matters involving Nevada corporate law and the federal laws of the United State of America, and as to the Warrants constituting valid and legally binding obligation of the Company, with respect to the laws of the State of New York.

We hereby consent to the filing of this letter as an exhibit to an amendment to the Company's Current Report of Form 8-K, dated January 13, 2011, and to the reference to this firm under the caption"Legal Matters" in the Prospectus.

Very truly yours,

BAKER, DONELSON, BEARMAN,
CALDWELL & BERKOWITZ, PC

By:   /s/ Linda Crouch________________
         Linda Crouch, Shareholder